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                                                                     Exhibit 4.5

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED OR REGISTERED UNDER STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, HYOTHECATED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

NO.: IW-___                              BASE DATE: ______________________, 2007

                        ALPHA SECURITY GROUP CORPORATION
                   INCORPORATED UNDER THE LAWS OF THE DELAWARE

                                INCENTIVE WARRANT
                   FOR THE PURCHASE OF SHARES OF COMMON STOCK

                  EXPIRATION DATE: ______________________, 2012

         FOR VALUE RECEIVED, Alpha Security Group Corporation, a Delaware corporation (the "COMPANY"), hereby certifies that ___________________________, or his permitted assigns (each a "HOLDER") is entitled, subject to the provisions of this Warrant, to purchase from the Company at any time or from time to time before the Expiration Date, ____________________________ (_______________) fully-paid and non-assessable shares (as adjusted from time to time pursuant to the terms hereof, the "WARRANT SHARES") of common stock, par value $.0001 per share, of the Company (the "COMMON STOCK"), at an exercise price of $.01 per Warrant Share (the "EXERCISE Price").

         Regardless of whether this Warrant is then exercisable pursuant to the terms of the Section 2.1 hereof, this Warrant will expire, terminate and be of no further force and effect as of 5:00 p.m., New York City time, on __________________, 2012 (the "EXPIRATION DATE").

         1. CERTAIN DEFINITIONS. As used in this Warrant, the following capitalized terms used herein have the following meanings. Other capitalized terms are defined elsewhere herein.

         "BASE DATE" means the date first written above, the date of issuance of this Warrant.

         "BUSINESS COMBINATION" means an acquisition through a merger, capital stock exchange, asset acquisition or other similar transaction by the Company with one or more businesses in the homeland security or defense industries or a combination thereof. A Business Combination does not include an acquisition by the Company of a minority interest in a business, but may include a merger in which the Company's public stockholders, as a result of the business combination, hold a minority interest in the surviving entity.

         "COMMISSION" means the United States Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "OTHER SECURITIES" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Shares.
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         "PROSPECTUS" means, with respect to any Registration Statement, the form of prospectus included in such Registration Statement.

         "REGISTER," "REGISTERED" and "REGISTRATION" means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, (other than a registration statement on Form S-8 or their successors or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity) and such registration statement becoming effective.

         "REGISTRABLE SECURITIES" means the Warrant Shares issuable upon the exercise of all of the Incentive Warrants granted by the Company and any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Warrant Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are saleable under Rule 144(k).

         "REGISTRATION STATEMENT" means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

         "RELEASE DATE" means the date which is three (3) months after the closing of the Company's initial Business Combination.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "UNDERWRITER" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

         "WARRANT AGENT" means American Stock Transfer & Trust Company, as provided in the Warrant Agreement.

         "WARRANT AGREEMENT" means the Warrant Agreement, dated _______________, 2007 by and between the Company and American Stock Transfer & Trust Company.

         2. EXERCISE OF WARRANT.

         2.1. Timing of Exercise. __________________ of the Warrant Shares will be exercisable beginning on the date that is six months following the consummation of a Business Combination (the "INITIAL EXERCISE DATE"). _________________ of the Warrant Shares will be exercisable beginning on the date that is nine months following the consummation of a Business Combination (the "SECOND EXERCISE DATE"). The remaining __________________ of the Warrant Shares will be exercisable beginning on the date that is twelve months following the consummation of a Business Combination (collectively with the Second Exercise Date, the "SUBSEQUENT EXERCISE DATES"). Notwithstanding anything herein to the contrary, this Warrant will not be exercisable unless at the time of exercise a registration statement relating to the Warrant Shares is effective and current and a prospectus is available for use by the holders of the Company.

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         2.2. Standard Exercise. From and after each of the Initial Exercise
Date and the Subsequent Exercise Dates (subject to the provisions of Section 2.1), this Warrant may be exercised by presentation and surrender of this Warrant to the Warrant Agent, with the Notice of Exercise attached as Exhibit
A hereto duly executed and, if such exercise is a cash exercise, accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of Warrant Shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Warrant Agent of this Warrant, together with the Exercise Price for the number of Warrant Shares specified in the Warrant Exercise Form, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company will from time to time promptly pay all transfer taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of the Warrant Shares.

         2.3. Cashless Exercise. In lieu of exercising this Warrant in the manner set forth in Section 2.2 hereof, the Holder may elect to exercise this Warrant or a portion hereof and to pay for the Warrant Shares by way of cashless exercise by surrendering this Warrant to the Warrant Agent, together with the Notice of Exercise attached as Exhibit A duly executed, in which event the Company shall issue to the Holder that number of shares of Common Stock of the Company computed using the following formula:

                                    X = Y (A - B)
                                    -------------
                                          A

Where     X       =     the number of Warrant Shares to be issued to the Holder.
          Y       =     the number of Warrant Shares purchasable under
                        this Warrant or, if only a portion of the Warrant
                        is being exercised, the portion of the Warrant
                        being cancelled (at the date of such calculation).
          A       =     the Closing Price of one share of Common Stock on the
                        date prior to such exercise
          B       =     the Exercise Price (as adjusted to the date of such
                        calculation).

         If the above calculation results in a negative number, then no Warrant Shares shall be issued or issuable upon conversion of this Warrant.

         2.4. No Rights as Stockholder. The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

         3. RESERVATION OF SHARES; FRACTIONAL SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) sufficient to permit the exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, any such fractional share or scrip representing such fractional shares shall be rounded up to the next whole share, with no consideration to be paid by the Holder for such share.

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         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

         4.1 Exchange, Transfer and Assignment. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Warrant Agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder to the extent not previously exercised. The Holder of this Warrant, by the Holder's acceptance hereof, agrees that the Holder will not sell, transfer, assign, pledge or hypothecate this Warrant, or any portion thereof or any rights thereto, except that: (i) if the Holder is an entity, such Holder may transfer this Warrant to such Holder's affiliates, as defined under the Securities Act of 1933, as amended, and the rules thereunder, (ii) if the Holder is an individual, such Holder may transfer this Warrant to such Holder's children and/or spouse and to charitable trusts controlled by such Holder, in each case solely for estate or tax planning purposes and (iii) nothing contained in this Section 4 shall be deemed to effect transfers of this Warrant by the Holder by the operation of law. Transfers of this Warrant shall not be effective unless the transferee agrees in writing to abide to the conditions contained in this Warrant and the Warrant Agreement and delivers such agreement to the Company.

         4.2 Loss. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute a contractual obligation on the part of the Company.

         4.3 Warrant Agreement. The terms of the Warrant Agreement shall supplement the terms and conditions set forth in this Section 4, except for any terms and conditions contained in the Warrant Agreement which are inconsistent with the terms and conditions contained in this Warrant. Pursuant to the Warrant Agreement, the Warrant Agent shall act as the warrant agent for this Warrant and perform its duties and obligations as agreed upon therein as applicable to this Warrant.

         5. REGISTRATION RIGHTS.

         5.1 Demand Registration.

         5.1.1. Request for Registration. The Company, upon written demand (a "DEMAND NOTICE") given at any time and from time to time after the Initial Exercise Date, of the holders of 75% of the Registrable Securities, agrees to register under the Securities Act (a "DEMAND REGISTRATION") all or any portion of the Registrable Securities. The Demand Notice shall specify the Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all holders of Registrable Securities of its receipt of the Demand Notice, and each holder of Registrable Securities who wishes to include all or a portion of such holder's Registrable Securities in the Demand Registration (each such holder that decides to include shares of Registrable Securities in such registration, a "DEMANDING HOLDER") shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to the provisions hereof. The Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 5.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of the securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The Company shall not be obligated to effect more than an aggregate of one (1) Demand Registration under this Section 5.1.1 in respect of Registrable Securities.

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         5.1.2. Effective Registration. A registration will not count as a
Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Warrant with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until: (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; and, provided further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

         5.1.3. Underwritten Offering. If the Holders of 75% of the Registrable Securities so elect and such Holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the Holders of Registrable Securities.

         5.2 Piggy-Back Registration.

         5.2.1. Piggy-Back Registration Rights. If at any time after the Initial Exercise Date when there is not an effective registration statement covering all of the Registrable Securities, the Company proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for the account of stockholders of the Company (or by the Company and by stockholders of the Company pursuant to Section 5.1), other than a registration statement: (i) on Form S-8 or S-4, (ii) offering of securities solely to the Company's existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall: (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days following receipt of such notice (a "PIGGY-BACK REGISTRATION"). The Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

         5.2.2. Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 5.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such dollar amount or number of shares, the "MAXIMUM NUMBER OF SHARES"), then the Company shall include in any such registration:

                  (i) If the registration is undertaken for the Company's account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

                  (ii) If the registration is a "demand" registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons: (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause
(A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Registrable Securities as to which registration has been requested under this Section 5.2 (pro rata in accordance with the number of shares of Registrable Securities held by each such holder); and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other stockholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

         5.2.3. Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder's request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all registration expenses to the extent provided for in Section 5.5.

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         5.3 Registration Procedures.

         5.3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Section 5, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request.

         5.3.2 Filing Registration Statement. The Company shall, as expeditiously as possible and in any event within sixty (60) days after receipt of a request for a Demand Registration, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required hereunder; provided, however, that the Company shall have the right to defer any Demand Registration for up to one hundred twenty (120) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, and in the event of a Piggy Back Registration, the Company has the right to terminate the registration at its choosing, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once in any 365-day period in respect of a Demand Registration hereunder; and provided further that the holders shall provide at least fifteen (15) business days' notice of the date on which they wish the Company to prepare and file a Registration Statement with the Commission.

         5.3.3 Copies. Prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, the Company should furnish without charge to the holders of Registrable Securities included in such registration, and such holders' legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

         5.3.4 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

         5.3.5 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than five (5) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within five (5) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or Prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or Prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

         5.3.6 State Securities Laws Compliance. The Company shall use its commercially reasonable efforts to: (i) register or qualify the Registrable Securities covered by the Registration Statement under the securities or "blue sky" laws of such jurisdictions in the United States in which such registration or qualification is required and which the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or qualified under the laws of such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not for this purpose be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 5.3.6 or subject itself to taxation in any such jurisdiction.

         5.3.7 Agreements for Disposition. The Company shall enter into such customary agreements (including, if applicable, an underwriting agreement in customary form) and as may be required by applicable law, take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; provided, however, that the holders of the Registrable Securities may not require the Company to accept the terms, conditions or provisions in any such agreement which the Company determines are adverse to the Company's best interests. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall cover only those matters customarily covered in offerings of similar size and with respect to companies in the same business, and shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder's organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder's material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement. The holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in the agreements of that type.

         5.3.8 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors. The holders of Registrable Securities shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

         5.3.9 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any of them in connection with their discharge of their due diligence responsibility with such Registration Statement.

         5.3.10 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

         5.4 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.3.5, or upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company's Board of Directors, of the ability of all "insiders" covered by such program to transact in the Company's securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended Prospectus contemplated by Section 5.3.5 or the restriction on the ability of "insiders" to transact in the Company's securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder's possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

         5.5 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section
5.1 and any Piggy-Back Registration pursuant to Section 5.2 and all expenses incurred in performing or complying with its other obligations under this Warrant, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or "blue sky" laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 5.3.10; (vi) National Association of Securities Dealers, Inc. fees (including COBRADesk filing fees); (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; and (viii) the fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.

Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter in proportion to the respective amount of shares each is selling in such offering. The holders of the Registrable Securities shall bear all costs and expenses incurred by them in connection with any such registration except as specifically provided in this
Section 5.5.

         5.6 Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to
Section 5 and in connection with the Company's obligation to comply with federal and applicable state securities laws.

         5.7 Indemnification.

         5.7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, the Holder, and, as applicable, the officers, directors, counsel and each Persons who controls such Holder (within the meaning of Section 15 of the Securities Act), and any agent or investment adviser thereof, against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any amendment or supplement thereto, any Prospectus or preliminary Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon any such untrue statement or omission based upon information with respect to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use therein; provided that, in the event that the Prospectus shall have been amended or supplemented and copies thereof as so amended or supplemented, shall have been furnished to the Holder prior to the confirmation of any sales of Registrable Securities, such indemnity with respect to the Prospectus shall not inure to the benefit of the Holder if the Person asserting such loss, claim, damage or liability and who purchased the Registrable Securities from such Holder did not, at or prior to the confirmation of the sale of the Registrable Securities to such Person, receive a copy of the Prospectus as so amended or supplemented and the untrue statement or omission of a material fact contained in the Prospectus was corrected in the Prospectus as so amended or supplemented.

         5.7.2 Indemnification by the Holders. The Holder agrees to indemnity, to the full extent permitted by law, the Company, its directors, officers and counsel and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact in the Registration Statement or Prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement relates to any information with respect to such Holder, in its capacity as such, so furnished in writing by such Holder specifically for inclusion in any Prospectus or Registration Statement (including any omissions with respect thereto); provided, however, that the Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment thereof or supplement thereto, the Holder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of the Holder hereunder be greater in amount than the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         5.7.3 Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person or entity will claim indemnification or contribution pursuant to the provisions hereof and, unless in the judgment of counsel of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim. Failure by the indemnified party to timely notify the indemnifying party shall not relieve the indemnifying party from the obligations of Section 5.7, except where such failure to notify materially prejudices indemnifying parties ability to such action, suit, proceeding, investigation or threat. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its written consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (plus such local counsel, if any, as may be reasonably required in other jurisdictions) with respect to such claim, unless in the judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. For the purposes of this Section 5.7.3, the term "conflict of interest" shall mean that there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party or such other indemnified parties, as applicable, which different or additional defenses make joint representation inappropriate.

         5.7.4 Contribution. If the indemnification from the indemnifying party provided for in this Section 5.7 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnified party on the one hand and the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.7.3, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         5.7.5 If indemnification is available under this Section 5, the indemnifying parties shall indemnity each indemnified party to the fullest extent provided for hereunder without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5.7.

         6. ADJUSTMENT PROVISIONS.

         6.1 Stock Dividends and Split Ups. If after the date hereof, and subject to the provisions of Section 6.5 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.

         6.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 6.5 below, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

         6.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Section 6.1 and 6.2 above, the Warrant Price, as defined herein, shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter. The term "EXERCISE PRICE" as used in this Warrant refers to the price per share at which Common Stock may be purchased pursuant to the Warrant at the time a Warrant is exercised.

         6.4 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Section 6.1 or 6.2 hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if the Holder had exercised this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by
Section 6.1 or 6.2, then such adjustment shall be made pursuant to Sections 6.1, 6.2, 6.3 and this Section 6.4. The provisions of this Section 6.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

         6.5 No Fractional Shares. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional shares upon exercise hereof. If, by reason of any adjustment made pursuant to this Section 6, the holder of the Holder would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Holder. There shall be no cash or other payment for the issuance of one share of Common Stock in connection with such rounding up.

         7. RULE 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

         8. MISCELLANEOUS.

         8.1 No Third Party Beneficiaries. Nothing in this Warrant shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

         8.2 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "NOTICES") required or permitted to be given hereunder or which are given with respect to this Warrant shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or facsimile transmission, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

  To the Company:
                           Alpha Security Group Corporation
                           328 West 77th Street
                           New York, New York 10024
                           Attn: Steven M. Wasserman, Chief Executive Officer Fax No.: (212) 877-6249

 with a copy to:
                           Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
                           805 Third Avenue
                           New York, New York 10022
                           Attn: Sam Schwartz, Esq.
                           Fax No.: (212) 355-4608

To a Holder, to:           [                          ]

         8.3 Severability. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         8.4 Modifications and Amendments. No amendment, modification or termination of this Warrant shall be binding upon any party unless executed in writing by such party.

         8.5 Titles and Headings. Titles and headings of sections of this Warrant are for convenience only and shall not affect the construction of any provision of this Warrant.

         8.6 Governing Law. This Warrant shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

         8.7 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Warrant, the transactions contemplated hereby, or the actions of the Holder in the negotiation, administration, performance or enforcement hereof.

         8.8 Waiver of Net Cash Settlement. Notwithstanding anything to the contrary in the Warrant and regardless of whether a registration statement is current under the Securities Act with respect to the shares of Common Stock held by the Holder, in no event will the Holder be entitled to receive a net-cash settlement, stock or other consideration in lieu of unregistered Warrant Shares.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Incentive Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the Base Date.


              ALPHA SECURITY GROUP CORPORATION



              By: ______________________________
                  Name:  Steven M. Wasserman
                  Title: Chief Executive Officer and President

                                    EXHIBIT A

                             FORM OF EXERCISE NOTICE

                 [To be executed only upon exercise of Warrant]

To:      AMERICAN STOCK TRANSFER & TRUST COMPANY,
         AS WARRANT AGENT FOR ALPHA SECURITY GROUP CORPORATION:

(A) The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 2.2 of the Warrant with respect to __________(1) shares of the Common Stock, at an exercise price per share of Common Stock of $________, and requests that the certificates for the shares be issued in the name of, and delivered to___________________, whose address is:

                                       OR

(B) The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant pursuant to Section 2.3 of the Warrant with respect to __________(1) shares of the Common Stock, and hereby authorizes ALPHA SECURITY GROUP CORPORATION to withhold _________ shares of Common Stock having a total value of $__________, such value being determined in accordance with the terms of this Warrant, from the Warrant Shares otherwise to be received, and requests that the certificates for the shares be issued in the name of, and delivered to ______________, whose address is:

Dated: _______________


                  ----------------------------------------
                  Print or Type Name

                          ----------------------------------------
                         (Signature must conform in all respects to name of
                          holder as specified on the face of Warrant)

                          ----------------------------------------
                          (Street Address)

                          ----------------------------------------
                          (City)          (State)      (Zip Code)
-----------------------
(1) Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment of shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unconverted portion of the Warrant, to the holder surrendering the Warrant.